Exhibit 99.1

TerreStar Announces Successful Completion of Satellite In-Orbit Testing

RESTON, VA - August 27, 2009 – Mobile communications provider TerreStar Networks Inc. (TerreStar), a majority-owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), announced today the successful completion of in-orbit testing (IOT) for TerreStar-1, the world’s largest, most advanced commercial communications satellite.

“TerreStar-1 has met or exceeded all of its performance metrics,” said Dennis Matheson, Chief Technology Officer for TerreStar.  “Our partner, Space Systems/Loral has delivered a highly reliable spacecraft and we feel confident that we are on track to deliver resilient satellite - terrestrial mobile communications service to customers that need anytime, anywhere coverage.”

A significant factor in TerreStar’s IOT success was validating that TerreStar-1’s 18 meter 2GHz S Band reflector was performing as designed.  It is this very large reflector that enables voice, data and video communications to be transmitted to mobile devices the size of a typical smartphone.

“The completion of in-orbit testing has verified several new technologies developed by Space Systems/Loral and our key suppliers,” said John Celli, President and Chief Operating Officer, Space Systems/Loral (SS/L). “We are pleased to report that all of the new developments meet or exceed performance expectations.  In particular, the S-band antenna, which includes an 18-meter reflector developed by Harris Corporation and a complex feed array developed by SS/L, has been verified by measurements of the antenna patterns on the ground.  The reflector mesh is correctly aligned to the feed and the surface shape is accurate.”

TerreStar is now entering the Ground Based Beam Forming (GBBF) testing phase.  With GBBF, TerreStar-1 is capable of generating more than 500 simultaneous spot beams enabling the satellite’s power to be directed where it is needed the most at any point in time.

“We are pleased to report the space segment of the TerreStar network is now complete,” noted Jeffrey Epstein, President of TerreStar.  “Once we have finished integration with our advanced GBBF system and our all-IP core network, TerreStar, with our wholesale partners, will revolutionize the North American mobile communications market.”

TerreStar continues on its path to launch satellite enabled mobile communications service based on its groundbreaking integrated satellite - terrestrial smartphone.  TerreStar, and its partner, TerreStar Networks (Canada) Inc., are poised to provide service to help solve the critical communications and business continuity challenges faced by government, emergency responders, enterprises and rural communities anywhere in the United States and Canada.

About TerreStar Networks Inc.
TerreStar Networks (www.terrestar.com), a majority owned subsidiary of TerreStar Corporation (NASDAQ: TSTR), plans to offer a reliable, secure and resilient satellite terrestrial mobile broadband network that will provide voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by government, emergency responders, enterprise businesses and rural communities.  TerreStar expects to offer next generation mobile communications through a network of partners and service providers to users who need “anywhere” coverage throughout the United States and Canada.

About TerreStar Networks (Canada) Inc.

TerreStar Networks (Canada) Inc., known as TerreStar Canada, (www.terrestar.ca), along with TerreStar Networks Inc., is developing the next generation of mobile services: reliable and secure satellite - terrestrial mobile voice, data and video services dedicated to helping solve the critical communication and business continuity challenges faced by Canadian government, first responders, business and consumer communities.

About TerreStar Corporation
TerreStar Corporation is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd. For additional information on TerreStar Corporation, please visit the company's website at www.terrestarcorp.com.

Statement under the Private Securities Litigation Reform Act:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of TerreStar Corporation, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.

For more information, please contact:
Kelly Adams, Director Marketing and Communications
TerreStar Networks
Mobile: +1 703-930-6449
Email: Kelly.Adams@terrestar.com

Chris Fallon
Ruder Finn for TerreStar Networks
Phone: +1 212-715-1691
Email: fallonc@ruderfinn.com

Canada based inquiries, please contact:

Paul Tyler for TerreStar Canada
Phone: (416) 254-0698
Email: pt@goldfenixcom.ca

Victoria Ollers for TerreStar Canada
Phone:  (416) 822-2288
Email:  vo@goldfenixcom.ca